As filed with the United States Securities and Exchange
                  Commission - Subject to Change
                                         File No. 2-66945
________________________________________________________________________

      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C. 20549
               ______________________________

               POST-EFFECTIVE AMENDMENT NO. 21
                         on Form S-1
                             to
                          Form S-13
                   REGISTRATION STATEMENT
                            Under
                 The Securities Act of 1933
             __________________________________

 For registration of Voting Trust Certificates representing:

            CLASS A COMMON STOCK, $1.25 PAR VALUE

   (Title of securities to be deposited under voting trust
                         agreement)

                         Issued by:

                       ROUNDY'S, INC.
     (Exact name of Issuer as specified in its charter)
            ____________________________________

        WISCONSIN                              39-0854535
(State or other jurisdiction                (Issuer's I.R.S.  Employer
in which issuer was incorporated            Identification No.)
or organized)

                     23000 Roundy Drive
                  Pewaukee, Wisconsin 53072
                        (414)547-7999
      (Address of Issuer's principal executive offices)

                       Edward G. Kitz
                     c/o Roundy's, Inc.
                     23000 Roundy Drive
                  Pewaukee, Wisconsin 53072
                  Telephone: (414) 547-7999
  (Name and address of voting trustees' agent for service)
             ___________________________________
                         Copies to:

                Whyte Hirschboeck Dudek S.C.
              Attn: Andrew J. Guzikowski, Esq.
                  111 East Wisconsin Avenue
                         Suite 2100
                 Milwaukee, Wisconsin  53202
                  Telephone: (414) 273-2100

________________________________________________________________________
                    CROSS REFERENCE SHEET




Item Number and Caption                   Prospectus Caption

 1.  Forepart of the Registration
       Statement and Outside Front
       Cover Page of Prospectus            (Cover Page)

 2.  Inside Front and Outside Back
     Cover Pages of Prospectus             (Second Page)

 3.  Summary Information and Risk Factors  Not Applicable

 4.  Use of Proceeds                       Not Applicable

 5.  Determination of Offering Price       Not Applicable

 6.  Dilution                              Not Applicable

 7.  Selling Security Holders              Not Applicable

 8.  Plan of Distribution                  Plan of Distribution

 9.  Description of Securities
       to be Registered                    Summary of the Trust

Agreement

10.  Interests of Named Experts
     and Counsel                           Not Applicable

11.  Information With Respect to
     the Registrant                        Roundy's, Inc.;
                                           Establishment of the
                                           Trust; Summary of
                                           the Trust Agreement;
                                           Ownership of
                                           Securities; The
                                           Trustees

12.  Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities                           Indemnification



PROSPECTUS


                       ROUNDY'S, INC.
                     23000 Roundy Drive
                  Pewaukee, Wisconsin 53072
                       (414) 547-7999

           Voting Trust Certificates representing
         9,800 Shares Class A (Voting) Common Stock

    The voting trust certificates ("Certificates") offered hereby are offered to every person who shall become the owner of record of shares of Class A Common Stock ("Class A Common") issued by Roundy's, Inc. (hereinafter "Roundy's"), as evidence of deposit of such shares with the Trustees of the Roundy's, Inc. Voting Trust. Shares of Class A Common are offered by Roundy's only to certain persons purchasing for investment who are engaged in the operation of retail food stores which stores' primary source of supply is Roundy's ("Active Customers"); each person must purchase and own exactly 100 shares of Class A Common for every Active Customer operated by such person and shares may be owned only so long as such stores remain Active Customers (that is, so long as Roundy's is the primary supplier for the store).

    This offering is not underwritten. There can be no assurance that all or any part of the Class A Common issued after the date of this Prospectus will be deposited in exchange for the Certificates offered hereby. The transfer of shares of Class A Common is restricted by the Articles of Incorporation of Roundy's, and the Certificates may not be transferred except in compliance with such restrictions. There is and will be no market for Roundy's stock, nor for the Certificates.

    HOLDERS OF CLASS A COMMON (VOTING) STOCK OF ROUNDY'S WHO DEPOSIT SUCH SHARES TO THE VOTING TRUST MAY NOT WITHDRAW THEIR SHARES, AND ARE THEREFORE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON THEIR ABILITY TO VOTE SUCH SHARES DIRECTLY, FOR A PERIOD OF AT LEAST FIVE YEARS THEREAFTER. See "DEPOSIT AND WITHDRAWAL OF SECURITIES."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR
ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

    The date of this Prospectus is ____ __, 1997.




                      TABLE OF CONTENTS



                                                     PAGE

ROUNDY'S, INC.                                        3

ESTABLISHMENT OF THE TRUST                            3

PLAN OF DISTRIBUTION                                  4

SUMMARY OF TRUST AGREEMENT                            4
     Deposit and Withdrawal of Securities             4
     Voting of Shares Held by the Trustees            6
     Transfer of Voting Trust Certificates            7
     Exercise of Statutory Dissenters' Rights         8
     Amendment and Termination of Voting
      Trust Agreement                                 8
     Expenses and Indemnification                     8
     Trustees: Appointment, Terms, Resignation
      and Removal                                     8

THE TRUSTEES                                         10
     Business and Business Experience                10
     Compensation of Trustees                        12

OWNERSHIP OF SECURITIES                              14

REPORTS TO SECURITY HOLDERS                          15

INDEMNIFICATION                                      16

AMENDED AND RESTATED VOTING TRUST AGREEMENT         A-1

ACCEPTANCE OF VOTING TRUST AGREEMENT
     AND STOCK POWER                                B-1



     No person has been authorized to give any information or make any representations other than as contained in this Prospectus in connection with the offering described herein. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any state in which it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that there has been no change in the affairs of Roundy's subsequent to its date of issue.

                       ROUNDY'S, INC.

     Roundy's, Inc. ("Roundy's") is a corporation organized under the laws of the State of Wisconsin in 1952. It is engaged in the distribution of food products and related items through retail supermarkets, some of which are owned by stockholders or by Roundy's. The address of Roundy's principal executive offices is 23000 Roundy Drive, Pewaukee, Wisconsin 53072. All references herein to "Company" refer to Roundy's and its subsidiaries.

    The issued and outstanding capital stock of Roundy's is divided into two classes: Class A Common Stock ("Class A Common"), having voting rights on all matters submitted to a vote of stockholders, and Class B Common Stock ("Class B Common"), having no voting rights other than those provided by law. Shares of Class A Common may be issued only to persons who are engaged in the operation of retail food stores and who are customers of Roundy's. Only shares of Class A Common may be deposited in the Roundy's, Inc. Voting Trust (the "Trust").


                 ESTABLISHMENT OF THE TRUST

    The Trust was created pursuant to the terms of a Voting Trust Agreement (the "Trust Agreement") executed under the laws of the State of Wisconsin in August, 1971. The Trust Agreement was amended and restated as of September 16, 1983, and was further amended on April 8, 1986, Amendment No. 1987-1, and by Amendment No. 1995-1 adopted on April 12, 1995.
The Trust was established as the successor to an initial voting trust created at the time of the incorporation of Roundy's. Both the Trust and the initial voting trust were established for the purpose of holding record title to and voting shares of Class A Common, which is the only class of Roundy's securities having voting rights beyond those provided by the Wisconsin Statutes.

    There are several limitations upon the ownership of Class A Common. Such shares may be purchased and owned only by persons, firms, partnerships, or corporations who are engaged in the operation of retail food stores which food stores' primary source of supply is Roundy's ("Active
Customers"). Each such person is required to purchase exactly 100 shares of Class A Common for each Active
Customer operated by such person.

    The primary reason for such restrictions upon stock ownership is that Roundy's has historically been operated on a cooperative basis and therefore determined its Federal income tax liabilities under Subchapter T of the Internal Revenue Code, which governs the taxation of corporations operating on a cooperative basis. In general, in order for a corporation to be taxed as a cooperative, a substantial majority of the voting securities of the corporation must be owned by its operating members or customers and each such customer's voting power must be equal, or nearly equal, to that of every other customer. The capital structure of Roundy's was created to conform to these two requirements.

     Although Roundy's anticipates that in the future it will continue to operate on a cooperative basis, it is not required to do so and its operation on a cooperative basis could be terminated at any time by action of Roundy's Board of Directors.

     The above restrictions on ownership of voting stock necessarily limits Roundy's ability to raise needed capital by means of the issuance of equity securities. For this reason, Roundy's has relied mainly upon borrowing to finance the operation and expansion of its business. The main purpose for creating the original voting trust, and its current successor, was to insure the stability of management necessary to facilitate long-term financing on advantageous terms. As of the date of this Prospectus, all outstanding shares of Class A Common were held of record by the Trustees.


                    PLAN OF DISTRIBUTION

    Participation in the Trust is being offered to every person who has or may become the owner of record of shares of Class A Common. Each such person will be requested by the Trustees to deposit such shares in the Trust, in exchange for a Certificate evidencing beneficial ownership of the shares so deposited. There are no repercussions to a stockholder for failing to deposit shares of Class A Common.

    This offering is being made only by the Trustees. No salesmen or securities dealers are employed for the distribution of the securities offered hereunder, and no person receives any commission, bonus, or other compensation for soliciting the deposit of securities in connection with the Trust.


                 SUMMARY OF TRUST AGREEMENT

    Certain provisions of the Trust Agreement which are deemed by the Trustees to be of special interest to prospective holders of Certificates (hereinafter referred to as "Security Holders," as designated by the Trust
Agreement) are summarized below. Such summary is necessarily selective and does not purport to deal with all significant aspects of the Trust, nor to include all provisions relating to those aspects which are summarized.
The summary below is qualified by reference to the Trust
Agreement, a copy of which is appended hereto and incorporated herein by this reference.

Deposit and Withdrawal of Securities

    All shares of Class A Common deposited in the Trust will be transferred upon Roundy's books into the names of the Trustees. Such certificates are held for the Trustees by the Secretary of Roundy's. Each certificate of stock issued to the Trustees under the Trust Agreement bears the following legend:

     "This certificate is held subject to an
     Amended and Restated Voting Trust Agreement dated September 16, 1983, a copy of which is on file with the Secretary of Roundy's, Inc."

     Paragraph 8 of the Trust Agreement provides a right of withdrawal of all shares held by the Trustees. Persons who were Security Holders at September 16, 1983 (the date on which the Trust Agreement was first amended and restated), and who executed the Trust Agreement in its amended and restated form within three months thereafter, are entitled to the withdrawal rights described below in 1984 and all subsequent years. All other Security Holders must wait until their shares of Class A Common have been on deposit in the Trust for five full years before becoming entitled to withdrawal rights.

     Shares may be withdrawn from the Trust only during the months of February or March in each year. On or before January 31 of each year, the Trustees are required to give written notice of their withdrawal rights to all Security Holders who are entitled to such rights as described in the previous paragraph. The right of withdrawal is exercised by the Security Holder tendering his Voting Trust Certificate(s) to the Secretary of Roundy's, together with a written statement that he wishes to withdraw his shares of Class A Common from the Trust. The Secretary is then required to issue a certificate for Class A Common shares in the name of such Security Holder.

    The Trust Agreement provides that no more than one-third (1/3) of the total number of shares of Class A Common then outstanding (whether or not owned of record by the Trustees) may be withdrawn in any single calendar year, exclusive of any shares deemed to be withdrawn upon the exercise of Dissenters' Rights (see "Exercise of Statutory Dissenters' Rights," below). If Security Holders who own Certificates representing a greater number of shares wish to withdraw in a single year, withdrawals are to be accepted in the order in which notices of withdrawals were received until this limit has been reached, and the balance of the withdrawals will be effected in the following year (without the necessity of a second notice of withdrawal), subject to the same limitation.

    The above limitations upon withdrawal of shares of Class A Common from the Trust do not limit or affect the ability of Roundy's stockholders to require Roundy's to repurchase their shares of stock upon the termination of their status as an Active Customer, subject to and in accordance with the terms of Roundy's Stock Redemption Policy then in effect, as amended from time to time. For the purposes of Roundy's repurchase obligation, each Security Holder is deemed to be the owner of all shares of Class A Common deposited by him. When a Security Holder terminates his Active Customer status, his Class A Common is exchanged for, or will be treated as, an equal number of shares of Class B Common and is no longer treated as being deposited in or subject to the Trust.

    Paragraph 6 of the Trust Agreement provides that any shares of Class A Common issued by Roundy's as stock dividends upon shares owned of record by the Trustees shall be retained in the Trust and deemed to have been deposited in the Trust. Cash or non-voting securities (i.e., Class B Common) distributed by Roundy's as dividends or rebates upon shares held in the Trust are to be passed on directly to the Security Holders. In the case of a merger or reorganization of Roundy's, however, any shares of stock (whether voting or non-voting) in any new or surviving entity which are received by the Trustees in exchange for shares of Class A Common deposited in the Trust shall remain on deposit in the Trust and, unless the Trust is otherwise terminated in connection with such merger or reorganization, shall remain subject to the provisions of the Trust, regardless of whether such shares are issued by Roundy's or by another corporation which is the surviving or continuing corporation in such merger or reorganization.

Voting of Shares Held by the Trustees

     Meetings of Security Holders. Prior to each meeting of Roundy's stockholders, the Trustees are required to convene a meeting of Security Holders to consider the matters to be voted upon at such stockholder meeting. The conduct of the meeting of Security Holders is to be in all respects similar to the conduct of a meeting of stockholders of a Wisconsin corporation. A majority of the shares of Class A Common on deposit to the Trust must be represented by their respective Security Holders (in person or by proxy) in order to constitute a quorum to do business, and each such share is entitled to one vote. On all matters to be considered at the impending meeting of stockholders of Roundy's, the Trustees are required to vote all shares deposited to the Trust as directed by a vote of the shares represented at the meeting of Security Holders. In the case of matters other than the election or removal of directors or a proposal to merge or liquidate Roundy's, as discussed below under "Election of Directors" and "Other Matters," all shares on deposit in the Trust must be voted as directed by a majority vote of the shares represented at the meeting of Security Holders. If such a vote of Security Holders cannot be obtained, all shares deposited to the Trust are to be voted in accordance with the will of a majority of the Trustees.

    Election of Directors.

    Roundy's By-Laws provide for a total of 10 directors, of which four must be Retailer Directors (that is, directors who operate Active Customers). The Voting Trust Agreement also provides that the number of Retailer Directors shall be four.

    One (or, in every third year, two) Retailer Director(s) will be elected to Roundy's Board of Directors each year. The number of Retailer Directors serving at any time will be four. One or two Retailer Directors will be chosen by the Security Holders at a Security Holders' meeting held immediately prior to the annual meeting of Roundy's stockholders each year, from a slate of nominees presented by Roundy's Advisory Committee (which consists of representatives of, and is elected by, Roundy's retailer customers). Retailer Directors are elected by a "plurality" of the votes cast, meaning that in voting to fill the Retailer Director seat or seats falling vacant each year, the Trustees are required to cast the votes of all shares deposited to the Trust in favor of the candidate (or candidates, in years when two or more Retailer Directors are being elected) receiving the highest total (or totals, corresponding to the number of Retailer Directors being elected) of votes at the meeting of Security Holders. There can be no assurance that the candidate or candidates for Retailer Director chosen by the Security Holders will actually be elected to the Board of Directors, except at such times as the Trustees are record holders of a majority of the outstanding Class A Common.

     Security Holders have no right to elect directors other than Retailer Directors. Retailer Directors comprise only four of the 10 authorized directors of Roundy's.

    Other Matters. The Trustees are required by the Trust Agreement to abstain from voting the shares of stock on deposit to the Trust in any meeting of Roundy's stockholders called to consider a proposal to liquidate Roundy's, sell all or substantially all of its assets, or approve a merger in which Roundy's would not be the surviving corporation, unless (i) the Trustees are so directed by a vote of two-thirds of the shares represented at a meeting of Security Holders at which a quorum is present, or (ii) the Trustees are so directed by a vote of a majority of such shares, and adoption of the proposal has been recommended by vote of the Board of Directors of Roundy's.

    The Trust Agreement provides that the Trustees may act on any matter in which they have discretionary authority either by unanimous consent or by a majority of the Trustees who constitute a quorum (represented in person or by proxy) at a meeting of the Trustees.

Transfer of Voting Trust Certificates

     Voting Trust Certificates may not be transferred or assigned in any manner except under the circumstances in which the underlying shares may be transferred. Shares of Class A Common are subject to substantial transfer restrictions contained in the Articles of Incorporation and By-Laws of Roundy's. In particular, the written consent of Roundy's must be obtained before any transfer may be made for any purpose.


Exercise of Statutory Dissenters' Rights

     The Wisconsin Business Corporation Law provides shareholders of Wisconsin business corporations, such as Roundy's, with the right to dissent from certain corporate actions (for example, a merger, consolidation, certain amendments to the Articles of Incorporation, and certain other specified corporate transactions) and receive "fair value" for their shares in lieu of any other consideration offered for such shares in connection with the proposed transaction or action ("Dissenter's Rights"). Although the shares of Class A Common are held of record by the Trustees of the Voting Trust, the Voting Trust Agreement specifies that Voting Trust Certificate holders are entitled to exercise any Dissenter's Rights which arise from a proposed corporate action or transaction on the part of Roundy's, and the Voting Trust Agreement specifies the procedure for a Voting Trust Certificate holder to notify the Trustees of his, her or its intention to exercise such Dissenters' Rights. The Voting Trust Agreement provides further that:
(a)in the event the Voting Trust is terminated upon the effectiveness of such corporate action or transaction on the part of Roundy's, then shares of Class A Common shall be distributed to the Voting Trust Certificate holder who shall thereafter be responsible for complying with the appropriate statutory procedures for obtaining "fair value" for such shares, and (b)that, if the Voting Trust is not terminated upon the effectiveness of such corporate action or transaction on the part of Roundy's, then a Voting Trust Certificate holder who has notified the Trustees of his, her or its intention to exercise Dissenters' Rights shall be deemed to have withdrawn such shares from the Voting Trust and such shares will be distributed to such dissenting shareholder in accordance with the Voting Trust Agreement.

Amendment and Termination of Voting Trust Agreement

    The Trust Agreement may be amended, or the Trust terminated, by vote of two-thirds of the shares represented at a properly noticed and constituted special meeting of Security Holders, or by a majority of such shares if the proposal has been approved by a majority vote of the Trustees. In addition, the resignation of all Trustees without the appointment of any successor Trustees will effect a termination of the Trust. Failing any such action, the Trust will continue indefinitely.

Expenses and Indemnification

    Roundy's has agreed under the terms of the Trust Agreement to pay all expenses of operating the Trust, and to indemnify the Trustees against expenses, judgments and settlements in connection with the discharge of their duties to the same extent as if the Trustees were officers and directors of Roundy's. See "INDEMNIFICATION."

Trustees: Appointment, Terms, Resignation and Removal

    The Trust Agreement provides for seven Trustees in the following categories:

     Three Trustees who shall be stockholder-customers of Roundy's or principal officers of such a stockholder-customer which is not a natural person (herein "Retailer
  Trustee");

     Two Trustees who shall be officers of Roundy's (herein
  "Officer Trustee"); and

     Two Trustees who shall be persons having executive business management experience who are independent from the management and stockholders of Roundy's (herein "Independent
  Trustee").

    No Retailer Trustee or Independent Trustee may simultaneously hold office as a Director of Roundy's or be a person who is related by blood or marriage to any other then-serving Trustee or Director. No Retailer Trustee or
Independent Trustee may serve more than two consecutive terms.

    Retailer Trustees and Independent Trustees serve five-year terms, and may serve a maximum of two successive terms. An Officer Trustee automatically ceases to be a Trustee upon ceasing to be an officer of Roundy's. Successor Trustees (other than Officer Trustees) are appointed by majority vote of the remaining Trustees.




                        THE TRUSTEES

Business and Business Experience

    The following table sets forth the names of the current
Trustees, their business addresses, and their business experience during the past five years:

                                      Name and
                     Business         Principal
Name and             Profession       Business of      Term
Business Address     or Position      Company or Firm  Expires
-------------------------------------------------------------
Gerald F. Lestina    President and    Roundy's, Inc.   1997
23000 Roundy Drive   Chief Executive  (the Company)
Pewaukee, WI 53072   Officer since
(Officer Trustee)    1995; President
                     and Chief Operating
                     Officer 1993-1995;
                     Vice President of
                     Wisconsin Region
                     1992-1993; Presi-
                     dent of Milwaukee
                     Division 1986-1993;
                     Director since 1991
                     (term expires 1999)

Edward G. Kitz       Vice President,  Roundy's, Inc.   1998
23000 Roundy Drive   Secretary and    (the Company)
Pewaukee, WI 53072   Treasurer since
(Officer Trustee)    1995; Vice
                     President &
                     Treasurer since
                     1989

Victor C. Burnstad   President and    Burnstad Bros.,  2000
701 East Clifton St. Stockholder      Inc.
Tomah, WI  54660
(Retailer Trustee)

Robert S. Gold       President and    B. & H. Gold     2001
9200 N. Green Bay Rd.Stockholder      Corporation
Brown Deer, WI 53209
(Retailer Trustee)


David A. Ulrich      Principal Stock- Mega Marts, Inc. 1999
6312 S. 27th Street  holder
Oak Creek, WI  53154
(Retailer Trustee)

Robert R. Spitzer    President        Milwaukee School 2001
1134 North Road      Emeritus         of Engineering
Burlington, WI 53105
(Independent Trustee)

Gary R. Sarner       President and    Christiana       2000
860 Weston Hills Dr. Chief Operating  Companies, Inc.
Brookfield, WI 53045 Officer
(Independent Trustee)


Compensation of Trustees

     The following table sets forth the aggregate direct compensation of each Trustee for services to the Trust for the three fiscal years during the period ended December 28, 1996:

                  Principal                        Annual
Name              Position          Year        Compensation
-----             ---------         ----        ------------

Victor C.         Trustee           1996          $  -
Burnstad                            1995             -
                                    1994             -


Robert S.         Trustee           1996             500
Gold                                1995             -
                                    1994             -


Edward G. Kitz    Trustee(1),(2)    1996             -
                                    1995             -
                                    1994             -


Gerald F.         Trustee(1)        1996             -
Lestina                             1995             -
                                    1994             -


Gary R. Sarner    Trustee           1996            5,500
                                    1995            2,500
                                    1994             -


Robert R.         Trustee           1996            5,500
Spitzer                             1995            6,500
                                    1994            3,333


David A. Ulrich   Trustee           1996              500
                                    1995            1,500
                                    1994             -


          (1) Gerald F. Lestina also serves as President and Chief Executive Officer and Director of
          Roundy's.  Edward G. Kitz also serves as Vice
          President, Secretary and Treasurer of Roundy's.
          Annual compensation for such individuals, in such capacities, is paid by Roundy's for services to Roundy's and is therefore not included in the foregoing table.

          (2)  Mr. Burnstad was elected as a Trustee in 1997.
          Mr. Gold, Mr. Kitz and Mr. Sarner were elected as
          Trustees in 1995. Dr. Spitzer and Mr. Ulrich were elected as Trustees in 1994.


     Officer Trustees receive no fees for serving as trustees. Retailer Trustees each receive $500 per meeting.
Independent Trustees each receive $1,250 per quarter plus
$500 per meeting.

     The Trust Agreement contains no provision limiting the power of the Trustees to deal or trade in Voting Trust
Certificates or securities of Roundy's, or to enter into contracts with Roundy's.


OWNERSHIP OF SECURITIES

     The Trustees of the Trust, as a group, were owners of record of all of the 13,100 shares of Class A Common issued and outstanding at March 29, 1997. Victor C. Burnstad is President and Stockholder of Burnstad Bros., Inc., which corporation is a Security Holder with respect to 400 shares of Class A Common. Robert S. Gold is President and Stockholder of B. & H. Gold Corporation, Gold's Market, Inc. and Gold's, Inc., which corporations are Security Holders with respect to 300 shares of Class A Common. David A. Ulrich is principal stockholder of Mega Marts, Inc., which corporation is a Security Holder with respect to 1,600 shares of Class A Common.

     No person other than the Trustees owns of record, or is known by the Trustees to own beneficially, more than 10% of the Class A Common (or of the Certificates issued by the Trustees upon deposit of the Class A Common to the Trust).

     The following table sets forth the beneficial ownership of Roundy's Class B Common Stock by each of the Trustees, as of March 29, 1997:


Name and                 Beneficial           Percent of
Address                  Ownership            Class Owned
--------------------------------------------------------------

Gerald F. Lestina        18,606 shares(1)       1.60%
23000 Roundy Drive
Pewaukee, WI 53072

Edward G. Kitz            3,900 shares(2)        .34%
23000 Roundy Drive
Pewaukee, WI 53072

Victor C. Burnstad       49,124 shares          4.28%
701 East Clifton St.
Tomah, WI  54660

Robert S. Gold           27,868 shares          2.43%
9200 N. Green Bay Rd.
Brown Deer, WI 53209

Robert R. Spitzer           200 shares           .02%
1134 North Road
Burlington, WI 53105

David A. Ulrich          100,132 shares         8.72%
6312 S. 27th Street
Oak Creek, WI 53154



          (1) Includes options for 15,500 shares that are currently exerciseable but does not include options for an additional 2,000 shares that have been granted but which are not exerciseable within 60 days of March 29, 1997.

          (2) Includes options for 1,000 shares that are currently exerciseable but does not include options for an additional 500 shares that have been granted but which are not exerciseable within 60 days of March 29, 1997.

     Shares of Class B Common have no voting rights except as provided by Wisconsin Statutes. (See "Roundy's.")
Section 3.5 of the Amended and Restated Articles of
Incorporation of Roundy's provides that such shares may not be transferred in any manner without the prior written consent of Roundy's, unless Roundy's has agreed in writing to repurchase such shares and has failed to do so.

     The Trust may be deemed to be an "affiliate" of Roundy's, and the Trustees, as a group, may be considered to be "parents" of, and in "control" of, both the Trust and Roundy's, as those terms are defined in the Securities Act of 1933, as amended, and the Regulations thereunder.

                 REPORTS TO SECURITY HOLDERS

     Roundy's furnishes annual reports to its stockholders within 120 days after the end of each fiscal year, which include financial statements examined and reported on by independent certified public accountants. With respect to shares of Class A Common, Roundy's furnishes such reports directly to all persons listed upon the books of the Trust as Security Holders.

     The Trust Agreement makes no provisions with respect to the rights of Security Holders to inspect the transfer books and list of Security Holders. However, Section 180.0730(1) of the Wisconsin Statutes provides as follows:

     "One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. The voting trust agreement may include any provision consistent with the voting trust's purpose. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office."

Further, the Wisconsin Statutes provide holders of voting trust certificates the same rights to inspect the records of the issuer of deposited securities as a shareholder of the issuer.

      All shares of Class A Common issued after December 31, 1979, will be registered under the Securities Act of 1933. Financial and other material information regarding Roundy's is contained in the Prospectus describing the offering of such shares. Requests for information, or other communications to Trustees, should be addressed to: Mr. Edward G. Kitz, Vice President, Secretary and Treasurer, Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072; telephone (414) 547-7999.

                       INDEMNIFICATION

   Section 12(c) of the Amended and Restated Voting Trust
Agreement provides as follows:

     "In addition to the payment of expenses as set forth in subparagraph (a) hereof, Roundy's shall indemnify the Trustees against any and all liabilities, suits, actions, claims, damages, expenses, costs, losses, demands and settlements to the fullest extent allowed under Wisconsin law, as if the Trustees were officers or Directors of Roundy's."

     Roundy's has, in its By-Laws, established a policy indemnifying officers and directors for liabilities and expenses arising out of their actions in their capacities as officers and directors. This indemnification policy also applies to Trustees of the Voting Trust. This would include indemnification for certain liabilities on the part of officers and directors under the Securities Act of 1933 (the "Securities Act"). It is the public policy of the State of Wisconsin, as expressed in Section 180.0859 of the Wisconsin Business Corporation Law, to require or permit indemnification against claims arising under federal law and state securities laws. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Roundy's pursuant to the foregoing provisions, Roundy's has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                                  APPENDIX A


                    AMENDED AND RESTATED
                   VOTING TRUST AGREEMENT

As amended by Amendments No. 1 and No. 2 dated April 8,
1986, Amendment 1987-1, Amendment 1995-1 and Amendment 1995-2.

     This Amendment and Restatement of the Voting Trust Agreement dated August 16, 1971, entered into as of this 16th day of September, 1983, by and among Roundy's, Inc., a Wisconsin corporation ("Roundy's"); the undersigned shareholders of Class A Common Stock ("Voting Stock") of Roundy's, hereinafter collectively referred to as "Security Holders"; and Vincent R. Little, John W. Andorfer, Edward M. Dexter, Robert E. Hackett, Jr., and James H. DeWees, hereinafter collectively referred to as "Trustees",

                         WITNESSETH:

     WHEREAS, the Security Holders are the beneficial owners of Voting Stock of Roundy's in the amounts set forth herein;
and

     WHEREAS, the Security Holders acknowledge that a substantial majority of the shares of Voting Stock have been owned of record by the Trustees of a voting trust (the
"existing Voting Trust") since the incorporation of Roundy's, and are now so owned; and

     WHEREAS, the existing Voting Trust by its terms will expire in 1987; and

     WHEREAS, the parties have been advised that institutions providing financing to Roundy's desire the extension of the voting trust arrangement in order to provide such stability of management from year to year as may reasonably be expected; and

     WHEREAS, all the parties desire the continued success of Roundy's, and for that reason deem it necessary and advisable in their best interests that financing continue to be provided on favorable terms and that the operation and management of Roundy's business continue in its present manner; and

     WHEREAS, the Security Holders and the Trustees mutually agree that certain changes and clarifications of the terms of the existing Voting Trust would be in the best interests of Roundy's and its shareholders; and

     WHEREAS, the Trustees have been acting as Trustees of the existing Voting Trust, and the Security Holders have agreed that they should be named as Trustees of the Amended and Restated Voting Trust hereunder, and the Trustees have agreed to continue to act as such.

     NOW, THEREFORE, in consideration of the deposit by each of the Security Holders of their Voting Stock with the Trustees and the Trustees' agreement to serve, and the performance of all the covenants and conditions contained in this Agreement, and other valuable consideration, the parties hereby agree as follows:

     1. Extension of Existing Trust. The existing Voting Trust shall be continued and extended in accordance with the terms and conditions of this Agreement, as amended, with respect to all shares of Voting Stock deposited by the Security Holders hereunder, until terminated in accordance with the terms hereof.

     2. Transfer of Voting Stock. Each Security Holder whose Voting Stock is owned of record by the Trustees under the terms of the existing Voting Trust shall, within ten days after executing this Agreement, deliver his Stock Receipt or Receipts evidencing beneficial ownership thereof to the Trustees, in care of the Secretary of Roundy's, and agrees hereby that such share shall continue to be held by the Trustees, and that the Trustees may make such changes in the form of registration thereof as paragraph 3 of this Agreement requires. Every other holder of Voting Stock who wishes at any time to become a Security Holder shall, within ten days after executing this Agreement, deliver his certificate or certificates for shares of Voting Stock to the Trustees, in care of the Secretary of Roundy's, to be held subject to the terms of this Agreement.

     3. Record Ownership of Voting Stock. The Trustees shall cause all Voting Stock deposited in accordance with paragraph 2 to be transferred on the books of Roundy's to themselves as Trustees hereunder, and the Secretary of Roundy's shall endorse across the face of each certificate for shares deposited to the Voting Trust the following legend:

     "This certificate is held subject to an Amended and Restated Voting Trust Agreement dated
     September 16, 1983, a copy of which is on file with the Secretary of Roundy's, Inc."

Any and all such certificates shall be maintained in the custody of the Secretary of Roundy's.

     4. Voting Trust Certificates. Each Security Holder shall receive a Voting Trust Certificate signed by one of the Trustees on behalf of all, evidencing receipt and deposit of the Security Holder's Voting Stock. Voting Trust Certificates shall not be negotiable, and beneficial interests in Voting Stock deposited with the Trust may only be transferred in compliance with paragraph 7 hereof.

     5.  Voting of Shares.

     (a) Except as otherwise provided in this paragraph 5, the Trustees shall vote all shares deposited with the Voting
Trust hereunder as a block as directed by vote of the Security Holders.

     (b)(i) Not less than ten days (but in the case of a meeting to which subparagraph (e) of this Paragraph (5) applies, 15 days) before each regular or special meeting of Roundy's shareholders (or such greater period as may be required by applicable law for notice to be given of such meeting of shareholders), each Security Holder shall be given notice by first class mail of the date, time, place and purpose of such shareholders' meeting, and of a date (not sooner than five days after such notice has been given) and a time and place at which a meeting of Security Holders shall be held to consider such matters as shall be submitted to a vote of Security Holders. Such notice shall contain or be accompanied by all of the information required by the Wisconsin Business Corporation Law ("WBCL") to be included in or provided with the notice of a shareholders' meeting called for the same purpose or purposes. Any person, including one or more of the Trustees and also including the management of Roundy's, may solicit proxies to vote at such meeting of Security Holders, and the form and validity of proxies shall be governed by the pertinent provisions of the Wisconsin Business Corporation Law (as it may exist from time to time) in the same manner as if the Security Holders were shareholders. A Trustee selected by vote of the Trustees shall preside at each meeting of Security Holders, and the conduct of meetings shall be in all respects similar to the conduct of a meeting of shareholders of a Wisconsin corporation. A majority of the shares deposited to the Voting Trust (as of a record date chosen by the Trustees within thirty days prior to the date of notice) must be present in person or represented by proxy in order to constitute a quorum, and each share of Voting Stock deposited to the Voting Trust shall be entitled to one vote on each matter, to be cast by the Security Holder who deposited such share or his proxy. Every matter to be submitted to a vote of the Class A shareholders of Roundy's at the subsequent meeting of shareholders (except such matters as are specified in subparagraph (c)) shall be submitted to a vote of Security Holders at such meeting, and (except as otherwise provided in subparagraphs (d) and (e)) the Trustees shall be bound to vote all shares deposited to the Voting Trust in accordance with the direction of a majority of a quorum at the meeting of Security Holders. In the event no quorum of Security Holders is present at such meeting, or if for any other reason the vote of a majority of such quorum on any issue cannot be obtained, each Trustee may vote on such issue or issues in his discretion and all shares deposited to the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees.

     (b)(ii) Except as otherwise provided in Paragraph 11, a special meeting of Security Holders may be called by Security Holders representing fifteen percent (15%) of the shares of voting stock deposited to the Voting Trust (as of the date notice is given) for any purpose for which Security Holders are entitled to vote under this Agreement, as if such purpose were contained in a notice of shareholders meeting. Such notice shall be given stating the reason for such meeting and proxies may be solicited for it and the meeting held, all in accordance with the applicable provisions of Paragraph 5(b)(i). A majority of the shares deposited to the Voting Trust as of the Notice Date must be present in person or represented by proxy in order to constitute a quorum and each share of Voting Stock deposited to the Voting Trust shall be entitled to one vote on each matter to be cast by the Security Holder who deposited such share or his proxy. A majority of the Security Holder votes present in person or by proxy at such meeting shall be required to adopt any action and the Trustees shall be bound to vote all shares deposited to the Voting Trust in accordance with the direction of a majority of a quorum at the meeting of Security Holders, excepting as provided in subparagraphs 5(c), (d) and (e), and if necessary, to call a meeting of the stockholders to do so.

     (c) The Security Holders shall have no vote with respect to the election or removal of Directors of Roundy's, except as provided in this subparagraph (c). Four members of the Board of Directors (hereinafter the "Retailer Directors"), shall be elected by vote of the Security Holders. One of the Retailer Director's terms shall expire at the annual meeting of shareholders each year, except that two of such Retailer Director's terms shall expire at every third annual meeting of shareholders (the "Third Annual Meeting"). At the meeting of Security Holders held immediately prior to the annual meeting of shareholders each year, the Advisory Committee of retailers shall present to the Security Holders a roster of three nominees (in the case of each Third Annual Meeting, five nominees) chosen by the Advisory Committee in its discretion who either are themselves customer-shareholders of Roundy's, or are principal officers of customer-shareholders which are not natural persons. The Security Holders whose shares are represented at such meeting shall vote in the manner provided in subparagraph (b), and the single candidate receiving the highest total votes (in the case of each Third Annual Meeting, the two candidates receiving the highest and next highest total votes) cast by Security Holders shall receive the votes of all the Trustees to fill the vacancy created by the expiration of the term of the retiring Retailer Director (or Directors). No Retailer Director shall be allowed to serve more than 10 years in succession as a Director. In the event of the vacancy of any Retailer Director position prior to the normal expiration of such Retailer Director's term, such vacancy may be filled by vote of the remaining Directors as provided in the By-Laws of Roundy's. In the event a proposal to remove any Retailer Director is brought before the shareholders of Roundy's at any regular or special meeting, the Security Holders shall vote on such proposal in the manner provided in subparagraph
(b), and the Trustees shall vote all shares deposited to the Voting Trust as directed.

     With respect to the election of Directors who are not Retailer Directors ("Non-Retailer Directors"), a meeting of Trustees shall be held prior to each meeting of shareholders at which such Directors are to be elected, at which meeting of Trustees each Trustee may vote for one individual for each Non-Retailer seat on the Board of Directors to be filled at the ensuing meeting of shareholders. The individuals receiving the highest vote totals at the vote of Trustees shall receive the votes of all shares held by the Voting Trust at the shareholder meeting. In the event of a proposal to remove a Non-Retailer Director or Directors, each Trustee may vote on such proposal in his discretion and all shares deposited to the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees.

     (d) In the event the shareholders of Roundy's shall be called upon to consider a proposal to dissolve or liquidate Roundy's, or sell all or substantially all of its assets, or approve a merger in which Roundy's would not be the surviving corporate entity, the Trustees shall refrain to vote the shares held by the Voting Trust upon such proposal unless either (i) the Trustees are so directed by vote of two-thirds of the shares present or represented by proxy at a properly constituted meeting of Security Holders called for such purpose, or (ii) the Trustees are so directed by a majority of such shares, and adoption of the proposal has been recommended by vote of the Board of Directors of Roundy's.

     (e) In the event the holders of the Voting Stock are called upon to vote to approve a merger, consolidation, amendment of the Articles of Incorporation, or any other transaction as to which such holders are entitled to exercise dissenters' rights under subchapter 13 of the WBCL (referred to herein as a "Dissenters' Rights Proposal"), each Security Holder shall be entitled to exercise such dissenters' rights with respect to any or all of the shares deposited by such Security Holder to the Voting Trust hereunder, as provided in this subparagraph (e). Prior to the meeting of Security Holders held pursuant to subparagraph 5(b) hereof at which the Dissenters' Rights Proposal is to be voted upon, a Security Holder ("Dissenting Security Holder") may notify the Trustees, in writing, of his or her desire to exercise dissenters' rights with respect to the Dissenters' Rights Proposal. Such notice shall be received by the Trustees not later than five (5) days prior to the meeting of Security Holders, and shall specify the number of shares of Voting Stock deposited to the Voting Trust by such Security Holder as to which such dissenters' rights are to be exercised ("Dissenting Shares"). The Dissenting Security Holder shall not cast the vote attributable to any of his or her Dissenting Shares in favor of the Dissenters' Rights Proposal. If the Security Holders vote to approve the Dissenters' Rights Proposal and direct the Trustees to vote the shares held hereunder in favor of its approval, then, notwithstanding the preceding subparagraph 5(b), the Trustees shall refrain from voting in favor of the Dissenters' Rights Proposal as to that number of shares deposited hereunder which is equal to the total number of all Dissenting Shares. The Trustees shall also deliver to Roundy's any notice or other communication, and shall take all such other actions, as may be required under the WBCL to be delivered or taken prior to the approval of the Dissenters' Rights Proposal by the shareholders of Roundy's, to perfect dissenters' rights as to all Dissenting Shares. If this Agreement and the Voting Trust are terminated upon the effectiveness of the Dissenters' Rights Proposal, the Trustees shall distribute to the Dissenting Security Holders those shares deposited hereunder as to which such dissenters' rights have been so perfected (each such Dissenting Security Holder to receive that number of such shares which is equal to the number of his or her Dissenting Shares). Thereafter, each such Dissenting Security Holder shall be solely responsible for the continued perfection and prosecution of his or her dissenters' rights with respect to such shares, and the Trustees shall have no liability or responsibility therefor. If this Agreement and the Voting Trust do not terminate upon the effectiveness of the Dissenters' Rights Proposal, then the Dissenting Shares shall be deemed to have been withdrawn from the Voting Trust hereunder, effective upon the effectiveness of the Dissenters' Rights Proposal, and the Trustees shall distribute such shares to the Dissenting Security Holders in the same manner and with the same effect as if this Agreement had so terminated.

     (f) A majority of the Trustees may execute a proxy or proxies naming one or more persons to represent all the Trustees at any meeting of shareholders, provided that such written proxy shall specify the issues on which votes are to be cast pursuant thereto and shall further specify, with respect to each such issue, whether such vote is being cast in accordance with the direction of the Security Holders or of a majority of the Trustees. No person appointed as proxy by the Trustees shall be granted the authority to vote in his discretion on any issue in a meeting of shareholders; if a vote of a majority of Trustees may not be obtained on any issue as to which the Trustees are empowered to vote in their discretion, the shares held by the Trust shall not be voted.

     (g) Except with regard to the election of directors other than directors who are elected by vote of the Security Holders under subparagraph 5(c), the Trustees, in their capacity as shareholders of Roundy's, shall not execute a written consent to any resolution or action of shareholders taken without a meeting, nor shall any Trustee propose any action or make any motion at any meeting of shareholders which was not part of the agenda as contained in the notice to shareholders; but if any other shareholder shall make any such motion or proposal from the floor, the Trustees may vote in their respective discretion and all shares held by the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees, if a majority is then present.

     6.  Dividends and Distributions.

     (a) Cash Distributions. Each Security Holder shall be entitled to receive all cash distributions paid upon Voting Stock deposited by him to the Trust, whether such distributions be dividends, distributions upon partial or complete liquidation, or in any other form. The Trustees shall disburse such corporate distributions within ten days after receipt thereof, or they may direct Roundy's to make such payments directly to the Security Holders, and Roundy's shall comply with such direction.

     (b) Stock Distributions. If any dividend payable in shares of Voting Stock is declared upon Voting Stock held by the Trustees, the Trustees shall retain the shares so issued which shall be deemed to have been deposited under the terms of this Agreement, and shall issue Voting Trust Certificates accordingly. If any dividend payable in securities other than Voting Stock is declared upon Voting Stock held by the Trustees, Roundy's shall issue such securities directly to the Security Holders according to their respective interests.

                    (c)  Merger or Reorganization.  If,
in the case of a merger or other such change in or reorganization of Roundy's, the Trustees shall receive stock in any merged, consolidated, new or different corporation in exchange for or in respect of the Voting Stock deposited hereunder, the Trustees shall hold the stock so received, and the rights and obligations of the Trustees and the Security Holders hereunder shall, for all purposes, be treated as applying to the stock so received, as though such stock was part of the Voting Stock originally deposited hereunder in respect of or in exchange for which it was received, and the Trustees may require the Security Holders to surrender their Voting Trust Certificates to them in exchange for new Voting Trust Certificates, modified to describe the interest then represented by such Voting Trust Certificates. Any revenue stamps or other governmental charges incident to such exchange shall be paid by the Security Holders. Following any such merger, reorganization or change in which Roundy's is not the surviving or continuing corporation, all references herein to "Roundy's" shall be deemed references to such surviving or continuing corporation whose stock is then registered in the names of the Trustees and held by them hereunder.

     7.  Transfer of Security Holders' Interests.  The
Security Holders' beneficial interests in shares deposited to the Trust may not be transferred, assigned, pledged or alienated in any way except in compliance with all applicable provisions of the Articles of Incorporation and By-Laws of Roundy's, as if the Security Holder were the record owner of such shares. The Trustees shall issue a Voting Trust Certificate to the assignee of any Security
Holder upon receipt of all of the following:

     (a)  The assignor's Voting Trust Certificate;

     (b) An instrument of assignment executed by the assignor in form satisfactory to the Trustees;

     (c) A certificate of the Secretary of Roundy's stating that all the conditions precedent to the transfer of the shares have been satisfied, as if the assignor had requested transfer of record ownership of the shares; and

     (d) An instrument in form satisfactory to the Trustees signed by the assignee, by which the assignee agrees to be bound by all the terms and conditions of this Agreement to the same extent as the assignor.

     8.  Withdrawal.

     (a) Each Security Holder shall have the right in accordance with the procedure and subject to the limitations set forth in this paragraph 8 to withdraw shares of Voting Stock deposited by him, after such shares have been on deposit for a period of at least five years; provided that every person who is a Security Holder under the existing Voting Trust, and who executes this Agreement within three months after the date hereof, shall immediately have the withdrawal rights specified herein.

     (b) The Trustees shall give written notice to each Security Holder having withdrawal rights on or before January 31st of each year. Such Security Holder may exercise his withdrawal rights by giving written notice to the Trustees, in care of the Secretary of Roundy's, at any time during the months of February or March. Such written notice shall be accompanied by the Security Holder's Voting Trust Certificate. Within thirty days after receiving such notice, the Secretary of Roundy's shall issue to such Security Holder a certificate evidencing ownership of such person's Voting Stock, and shall make the necessary adjustment to the number of shares evidenced by certificates held in the name of the Trustees.

     (c) The maximum number of shares of Voting Stock which may be withdrawn from the Voting Trust in any calendar year (excluding shares deemed to have been withdrawn pursuant to subparagraph 5(e) hereof) shall be that number which represents one-third of the number of shares of Voting Stock outstanding at the beginning of such calendar year. In the event Security Holders representing a greater number of shares wish to withdraw in any year, withdrawals shall be accepted from Security Holders whose notices of withdrawal have been received first by the Secretary of Roundy's, and the balance shall be accepted in the following year (without the necessity of further notice from the Security Holders), subject to the above limitation.

     9. Trustees: Appointment, Terms, Resignation, Removal and Manner of Acting.

     There shall be seven (7) Trustees representing the following interests:

     Three (3) Trustees shall be customer/shareholders of Roundy's or a principal officer of such a customer/shareholder which is not a natural person (herein
"Retailer Trustee");

     Two (2) Trustees shall be officers of Roundy's (herein
"Officer Trustee");

     Two (2) Trustees shall be persons having executive business management experience who are independent from the management and stockholders of Roundy's (herein "Independent
Trustee").

     No Retailer Trustee or Independent Trustee may simultaneously hold office as a Director of Roundy's nor shall be a person who shall be related by blood or marriage to any other then-serving Trustee or Director. No Retailer
Trustee or Independent Trustee may serve more than two consecutive terms.

     Each Retailer Trustee and Independent Trustee shall serve for a term of five (5) years, except that one Retailer Trustee and one Independent Trustee shall serve for an initial term of four (4) years, and the third Retailer Trustee shall serve for an initial term of three (3) years. "Officer Trustees" shall serve from their appointment until their death, resignation, or removal.

     The initial Retailer Trustees and Independent Trustees, and their initial terms of office (each effective and commencing April 8, 1986 immediately following the adoption of this amendment) are as follows:

     5 Year Term:                  Robert R. Spitzer
     (Independent Trustee)

                                   David Ulrich
                                   (Retailer Trustee)

     4 Year Term:                  Charles E. Stenicka
     (Independent Trustee)

     Vic Burnstad
     (Retailer Trustee)

     3 Year Term:                  Paul Spiegelhoff
     (Retailer Trustee)

     The initial Officer Trustees are John W. Andorfer and
David H. Maass.

     Upon expiration of any Retailer and Independent Trustee's term, successors shall be appointed for five (5) year terms by the remaining Trustees from persons who have the necessary qualifications to be a "Retailer Trustee" or an "Independent Trustee" as the case may be. Successor "Officer Trustee" shall be appointed to serve for such terms as the Board of Directors of Roundy's may determine.

     Any trustee may resign at any time by filing his written resignation with the Secretary of Roundy's. A
Trustee may be removed from such office, with or without cause, at any time by affirmative vote of all of the other then-serving Trustees. In the event that any Officer
Trustee ceases to be an officer of Roundy's, Inc., such Officer Trustee shall thereupon cease to be a Trustee hereunder.

     The Trustees may act in all matters by unanimous action of all Trustees expressed in writing and signed without a meeting, or by or through a majority of their number in person or by proxy at a meeting duly held, pursuant to such rules and regulations as they may adopt from time to time. The act of such majority shall in all respects be the act of the Trustees. A majority of the Trustees then in office, present in person or by proxy, shall constitute a quorum at any meeting of the Trustees. At any meeting of the Trustees (or in any written consent of the Trustees), any Trustee may act by proxy, and such proxy may or may not be a Trustee. The Trustees shall keep a record of their proceedings (which may be included in the record of the minutes of the meetings of Roundy's shareholders) and may adopt their own rules of procedure.

     10.  Successor Trustees.

     In the event of the death, resignation, incapacity or removal of any Trustee, of any class, a successor Trustee who has the necessary qualifications to fill that vacancy shall be appointed by a majority vote of the remaining
Trustees. In the event of the death, resignation, incapacity or removal of a Retailer Trustee or Independent
Trustee, if such remaining Trustees shall fail to name a Successor Trustee within six (6) months of the date of the vacancy, then the appointment shall be made by a majority vote of the Security Holders at a meeting called for that purpose and such Successor Trustee, after consenting to act as such, shall have all the rights, duties and power hereunder given to any other Trustee hereunder.

     11.  Amendment of Trust Agreement; Termination of
Voting Trust.

     The Trust Agreement may be amended, or the Voting Trust terminated, in accordance with the following procedure;

     A special meeting of Security Holders may be called for such purposes by a majority of the Trustees, or by Security Holders representing twenty-five percent of the shares of Voting Stock deposited to the Voting Trust as of the date notice is given. Such notice shall be given in accordance with all the applicable provisions of paragraph 5(b), stating the reason for such meeting, and a meeting shall be held in accordance with the procedures set forth in such paragraph (including, without limitation, the provisions relating to a quorum). The Agreement shall be amended, or the Voting Trust terminated, in accordance with the proposal if either (i) two-thirds of the shares present or represented by proxy at such meeting affirmatively so vote, or (ii) a majority of such shares so vote, and the proposal has been approved by a majority of the Trustees voting independently. In addition, the resignation of all Trustees without the appointment of any successor Trustee or Trustees shall terminate the Voting Trust automatically.

     Upon termination of the Voting Trust, all Security Holders shall deliver to the Secretary of Roundy's their Voting Trust Certificates. Within thirty days after receipt of each such Certificate, the Secretary of Roundy's shall issue to the Certificate Holder a certificate evidencing ownership of such person's Voting Stock, and cancel the same number of shares standing on the books of Roundy's in the name of the Trustees.

     12.  Expenses; Compensation; Indemnification.

     (a) Expenses. Roundy's shall pay all expenses of the Trustees reasonable and necessary for the operation of the Voting Trust, including, without limitation, the cost of communicating with Security Holders and of soliciting the proxies thereof, in the event the Trustees determine such solicitation is advisable; the cost of conducting meetings;
and the cost of legal counsel on matters relating to the Agreement.

     (b) Compensation. Trustees who are also employees, officers or Directors of Roundy's shall receive no compensation for acting as Trustees. Any other Trustees may receive from Roundy's such fees as the Board of Directors, in its sole discretion, shall determine from time to time.

     (c) Indemnification. In addition to the payment of expenses as set forth in subparagraph (a) hereof, Roundy's shall indemnify the Trustees against any and all liabilities, suits, actions, claims, damages, expenses, costs, losses, demands and settlements to the fullest extent allowed under Wisconsin law, as if the Trustees were officers of Directors of Roundy's.


     13. Ultimate Term of Voting Trust. This Agreement shall remain in effect until the latest to occur of (i) termination by act of the Security Holders and/or the Trustees in accordance with paragraph 11; (ii) dissolution of Roundy's or (iii) expiration of the term of this Agreement in accordance with paragraph 1.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and assigns.

                                                  APPENDIX B

            ACCEPTANCE OF VOTING TRUST AGREEMENT
                             AND
                         STOCK POWER

     I, the undersigned, being the beneficial owner of the number of shares of Class A Common Stock of Roundy's, Inc. set forth below, hereby acknowledge receipt of the Prospectus relating to Voting Trust Certificates of the Roundy's, Inc. Voting Trust together with a copy of the Amended and Restated Voting Trust Agreement, and agree that I will be bound as a Security Holder by all the provisions of such Agreement. I authorize the Secretary of Roundy's to attach this page to the executed original Agreement and to deem it for all purposes to constitute a portion thereof.

   I hereby assign and transfer unto the Trustees of the Roundy's, Inc. Voting Trust the shares described below, and irrevocably constitute and appoint the Secretary of Roundy's as my agent and attorney to transfer such stock on the books of such corporation.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal
this          day of                    , 19    .

                              SECURITY HOLDER:

                              ____________________________(SEAL)
                              Signature

                              (If a corporation):


                              __________________________________
                              Name of corporation

                              a ____________________ corporation


                              By:_______________________________
[CORPORATE SEAL]

                              Attest:___________________________

Number of shares:_______      State of residence or incorporation:


                              __________________________________
Certificate
  Number(s):____________      Address for Notices and Reports:

                              __________________________________

                              __________________________________

                              __________________________________




                             B-1
                           PART II

         INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

   See Paragraph 12(c) of Amended and Restated Voting Trust Agreement dated September 16, 1983 which contains provisions relating to indemnification of Trustees to the same extent as if such Trustees were officers and directors of Roundy's.

   Article VIII of Roundy's By-Laws provides for indemnification by Roundy's of its Directors and Officers against liabilities incurred in their capacities as such. This indemnification policy also applies to Trustees of the Voting Trust. The following summary is subject to the specific provisions of said Article VIII and the capitalized terms used therein are specifically defined in said Article
VIII:

   Generally, Article VIII of Roundy's By-Laws requires
   Roundy's to indemnify a Director, Officer or Trustee for all Liability and Expenses arising out of any claim made against such person or in a Proceeding in which such person was a Party, unless such Liability results from the person's Breach of Duty (which generally includes a willful failure to deal fairly with Roundy's or its stockholders while subject to a conflict of interest; a transaction from which the Director, Officer or Trustee derived improper personal profit; a knowing violation of criminal law; willful misconduct; or intentional or reckless statements or omissions regarding matters under Board consideration). Indemnification includes the reimbursement or advancement or expenses. Article VIII sets forth specific procedures for requesting indemnification and for determining whether indemnification is proper. Article VIII provides that it is not the exclusive source for rights of an Officer, Director or Trustee to indemnification.

   Management believes that Roundy's policy with respect to indemnification as expressed in Article VIII of the By-Laws is consistent with application provisions of the Wisconsin
Business Corporation Law respecting indemnification of Directors and Officers.

Item 16.  Exhibits and Financial Statement Schedules.

(a.) Exhibits

        9    Amended and Restated Voting Trust
        Agreement dated September 16, 1983,
        incorporated herein by reference to Exhibit
        9 of Registrant's Annual Report on Form 10-
        K for the year ended December 31, 1983.

        9(a) Amendments No. 1 and 2, dated April 8,
        1986 incor-porated herein by reference to
        Exhibit 9(a) of Post-Effective Amendment
        No. 9 on Form S-2 to Registrant's
        Registration Statement on Form S-1 (File
        No. 2-66296), dated April 29, 1987.


        9(b) Amendment 1987-1 incorporated herein by reference to Exhibit 9(b) of Registrant's
        Registration Statement on Form S-2 (File No. 2-
        66296), dated April 29, 1987.

    9(c)  Amendment 1995-1 to the Roundy's, Inc. Voting
Trust Agreement, incorporated herein by reference to
Exhibit 9(c) of Registrant's Registration Statement on
Form S-1 (File No. 2-66296), dated May 4, 1995.

    9(d)  Amendment 1995-2 to the Roundy's, Inc. Voting
Trust Agreement, incorporated herein by reference to
Exhibit 9(d) of Registrant's Registration Statement on
Form S-1 (File No. 33-57505), dated April 26, 1996.

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













                         SIGNATURES

                 Trustees Power of Attorney

   The undersigned trustee hereby constitutes and appoints Edward G. Kitz as his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, to sign and file with the United States Securities and Exchange Commission further Post-Effective Amendments to the Registration Statement for registration of Voting Trust Certificates representing Class A Common Stock, together with any and all exhibits and subsequent amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

   IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of April, 1997.

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 21 to the
Registration Statement has been signed by the following persons as voting Trustees, on this 24th day of April, 1997.



ROBERT S. GOLD                     EDWARD G. KITZ
--------------------               ---------------------
Robert S. Gold                     Edward G. Kitz



GERALD L. LESTINA                  GARY R. SARNER
--------------------               ---------------------
Gerald L. Lestina                  Gary R. Sarner



ROBERT R. SPITZER                  VICTOR C. BURNSTAD
--------------------               ---------------------
Robert R. Spitzer                  Victor C. Burnstad


DAVID A. ULRICH
-------------------
David A. Ulrich